Exhibit 10.40
AMENDMENT TO SUBLEASE AGREEMENT
This Amendment to Sublease Agreement (the “Sublease”) is entered into this 22nd day of October 2008 by and between Cordillera Corporation (“Sublessor”) and Oceanic Exploration Company (“Sublessee”).
WHEREAS, Sublessor and Sublessee entered into that certain Sublease Agreement effective as of April 1, 2008;
WHEREAS, Sublessor and Sublessee wish to amend and extend the term of the Sublease;
NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:
1.	The following language shall be added to Section 2:

Sublessor and Sublessee agree that the term of the Sublease shall be extended for a seventeen (17) month period commencing November 1, 2008 and terminating March 31, 2010 (the “Extended Term”). During the Extended Term either party may terminate the Sublease by giving the other party a minimum of thirty (30) days written notice.

2.	The following language should be added to Section 6:

Rent for the Extended Term. Sublessee agrees to pay rent for the Extended Term at the rate of $12.00 per square foot payable in monthly installments of $940.00 without notice or demand on the first day of each successive month during the Extended Term.
All provisions of the Sublease not expressly modified herein shall remain unchanged and in full force and effect. In the event of any inconsistency between the provisions of the Sublease and this Amendment, the provisions of this Amendment shall be deemed controlling.
IN WITNESS WHEREOF, the Sublessor and Sublessee have executed this Amendment to Sublease Agreement on the day and year first above written.

SUBLESSOR:		SUBLESSEE:

CORDILLERA CORPORATION		OCEANIC EXPLORATION COMPANY

By:	/s/ Nicole J. Champine	By:	/s/ Janet A. Holle
	Nicole J. Champine		Janet A. Holle
	Vice President and General Counsel		Vice President

ACCEPTED BY OWNER:
SORRENTO WEST PROPERTIES, INC.

		By:	/s/ Bart Brundage Bart Brundage
Vice President